Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A/A of our report dated November 28, 2014, relating to the financial statements and financial highlights of RiverPark/Gargoyle Hedged Value Fund, a series of RiverPark Funds Trust (the predecessor fund to the TCW/Gargoyle Hedged Value Fund, a series of TCW Alternative Funds), for the year ended September 30, 2014.

/s/ Cohen Fund Audit Services, Ltd.

Cohen Fund Audit Services, Ltd.

Cleveland, Ohio

April 9, 2015